Exhibit 2.2

AMENDED AND RESTATED BYLAWS
OF

TIMEPLAST INC.

These Amended and Restated Bylaws (these “Bylaws”) of Timeplast Inc., a Delaware corporation (the “Corporation”) are effective as of July 1, 2025 (the “Effective Date”) and hereby represent bylaws of the Corporation in its entirety.

WHEREAS, the Corporation was originally formed as a limited liability company (“LLC”) pursuant to Florida law through the filing of its Articles of Organization with the Florida Secretary of State on December 3, 2013 (“Formation Date”);

WHEREAS, the LLC was converted into the Corporation through the filing its Articles of Conversion and Articles of Incorporation with the Florida Secretary of State on December 20, 2021 (“Conversion Date”);

WHEREAS, that certain Amended Operating Agreement of the LLC dated October 27, 2016 (the “Operating Agreement”) continued to be the governing document and served as the private organic rules of the Corporation following the Conversion Date until January 22, 2024 when it adopted Bylaws of the Corporation;

WHERAS, on January 22, 2024 the shareholders with consent of the Board of Directors of the Corporation adopted Bylaws to serve as the private organic rules of the Corporation going forward, replacing the Operating Agreement and rendering it of no further force and effect (the “Bylaws”), as amended by that First Amendment to the Bylaws adopted on February 19, 2024 by the shareholders with consent of the Board of Directors and by that Second Amendment to the Bylaws adopted on April 30, 2024 by the shareholders with consent of the Board of Directors;

WHEREAS, the Corporation converted from Florida corporation to a Delaware corporation on February 15, 2024 by filing a Certificate of Conversion and Certificate of Incorporation with the Delaware Secretary of State;

WHEREAS, the shareholders of the Corporation intend to enter into these Amended and Restated Bylaws, which shall serve as the private organic rules of the Corporation going forward, replacing the original Bylaws and rendering it of no further force and effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation for the election of directors and for the transaction of any proper business shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting shall be held within 4 months after the close of the fiscal year. The annual meeting may be held by electronic means.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of at least fifty percent (50%) of all the shares entitled to vote at the meeting. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting. Special meetings may be held by electronic means.

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Section 3. Place. Meetings of shareholders may be held within or without the State of Delaware.

Section 4. Notice. Written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be effective the earlier of (a) five (5) days after it is deposited in the United States mail addressed to the shareholder at his or her address as it appears on the Corporation's current record of shareholders, or (b) is actually received by the shareholder.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at an annual or special meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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Section 7. Voting Record. The officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least three (3) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. The list, for a period of three (3) days prior to such meeting, shall be available for inspection at the principal office of the Corporation, or at the office of the transfer agent or registrar of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. Upon written demand to the Corporation, any shareholder or his or her agent or attorney shall be entitled to inspect the list at any time during usual business hours, and shall be entitled to receive a written copy of the list within ten (10) business days of written request thereof. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or his or her agent or attorney at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8. Shareholder Quorum and Voting. A majority of the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9. Voting of Shares. Unless otherwise designated in the Articles, each outstanding share of voting stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Shares of stock of this Corporation owned directly or indirectly by another corporation the majority of the voting stock of which is owned, directly or indirectly, by this Corporation are not entitled to vote, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder or the shareholder's attorney in fact may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote.

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Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, trustee in bankruptcy proceedings, or an assignee for the benefit of creditors, may be voted by such receiver, trustee, or assignee, without the transfer thereof into the name of such receiver, trustee or assignee.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company or other financial institution, with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the shareholder or his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Proxies may be irrevocable or revocable based on the terms thereof. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for tabulating votes.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

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If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his or her place.

Section 11. Voting Trusts. One or more shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 12. Shareholders' Agreements. Two or more shareholders of this Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names. A shareholders agreement is not subject to the provisions of Section 11.

Section 13. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, with prior notice to each shareholder, or its proxy as the case may be, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, directly or by proxy, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A request for written consent pursuant to this Section 13 shall provide no less than seven (7) days for each shareholder, or its proxy as the case may be, to consider the action requested. To be effective, the executed written consent of the shareholders must be delivered to the Corporation within sixty (60) days of execution.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action, provided that, failure to provide such notice shall not affect the validity or enforceability of such written consent. The notice shall fairly summarize the material features of the authorized action.

Section 14. Waiver of Notice of Meetings of Shareholders. Notice of a meeting of the shareholders need not be given to any shareholder who signs a Waiver of Notice either before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which it has been called or convened, or the matters considered at a meeting except when a shareholder states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened, or except when a shareholder objects to considering a particular matter that is not within the purposes described in the meeting notice.

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Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written Waiver of Notice of such meeting.

ARTICLE II. DIRECTORS

Section 1. Function. Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors is authorized to exercise its authority pursuant to Section 10 of this Article II with respect to any decision or action of the Corporation. In so doing the Directors shall have the right and authority to take all actions, or cause and instruct any corporate officer or agent to take, that the Directors deem necessary, useful, or appropriate for the management and conduct of the Corporation’s business and affairs, including, without limitation, exercising the following specific rights and powers:

(i)            Conduct the Corporation’s Business, carry on its operations and affairs, and have and exercise the powers granted by Delaware’s General Corporation Law (Title 8, Chapter 1 of the Delaware Code) in any state, territory, district, or possession of the United States, or in any foreign country or other foreign jurisdiction, as may be necessary or convenient to affect any or all of the purposes for which the Corporation is organized;

(ii)           Acquire by purchase, lease, or otherwise any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Corporation;

(iii)          Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Corporation;

(iv)          Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Business and the affairs of the Corporation, including executing amendments to these Bylaws and the Articles of Incorporation in accordance with the terms of these Bylaws;

(v)           Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Corporation, and secure the same by mortgage, pledge, or other lien on any assets of the Corporation;

(vi)          Execute, in furtherance of any or all of the purposes of the Corporation, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the assets of the Corporation;

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(vii)         Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Corporation and, in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(viii)        Care for and distribute funds to the Shareholders by way of cash income, return of capital, or otherwise, all in accordance with the provisions of these Bylaws, and perform all matters in furtherance of the objectives of the Corporation or these Bylaws;

(ix)           Contract on behalf of the Corporation for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such persons the duty to manage or supervise any of the assets or operations of the Corporation;

(x)            Engage in any kind of activity and enter into, perform and carry out contracts of any kind (including contracts of insurance covering risks to Corporation’s assets and Directors and Officer liability) necessary, appropriate, or incidental to, or in connection with, the accomplishment of the purposes of the Corporation, as may be lawfully entered into, carried on, or performed by a corporation under the laws of each state or other jurisdiction in which the Corporation is then formed or qualified;

(xi)           Take, or refrain from taking, all actions, not expressly proscribed or limited by these Bylaws, as may be necessary or appropriate to accomplish the purposes of the Corporation;

(xii)          Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Corporation, the Shareholders, or any Director in connection with activities arising out of, connected with, or incidental to the business and the affairs of the Corporation or these Bylaws, and to engage counsel or others in connection therewith;

(xiii)         Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any domestic or foreign government, state, province, territory, government district or municipality or of any instrumentality or agency of any of them;

(xiv)        Indemnify a current or former Shareholder, Officer, or Director and to make any other indemnification that is authorized by these Bylaws;

(xv)         Cause or permit the Corporation undertake a conversion or similar action in order to change the Corporation’s domicile to a different jurisdiction;

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(xvi)	Cause or permit the Corporation to liquidate or dissolve; and

(xvii)       (A) filing a petition in voluntary bankruptcy under any provision of any bankruptcy law or consenting to the filing of any bankruptcy or reorganization petition against the Corporation under any such law, (B) (without limiting the generality of the foregoing) filing a petition to reorganize pursuant to 11 U.S.C. § 101 or any similar statute applicable to the Corporation , as now or hereinafter in effect, (C) making an assignment for the benefit of creditors, or admitting in writing an inability to pay its debts generally as they become due, or (D) consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation.

Section 2. Qualification. Directors must be natural persons who are 18 years of age or older, but need not be residents of this state or shareholders of this Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors with the affirmative vote of shareholders holding a majority the shares of the Corporation.

Section 4. Duties of Directors. A director shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)            one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(b)           counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

(c)            a committee of the board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

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A person who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against such action.

Section 6. Number. This Corporation shall have three (3) directors. The number of directors may be increased or decreased from time to time by the affirmative vote of shareholders holding a majority the shares of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director. The initial director shall be Manuel Rendon.

Section 7. Election and Term. Each person named in the Articles of Incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each Director shall be elected only upon the affirmative vote of a majority of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. Each director shall hold office for the term for which he or she is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. Notwithstanding the foregoing, no additional persons shall be nominated, elected, or appointed to the Board of Directors (nor shall the authorized number of directors be increased) until such time as the Corporation has achieved adequate capitalization to obtain directors’ and officers’ liability insurance on commercially reasonable terms for the benefit of its directors. Once the Company has adequate capitalization, the initial board of directors shall be expanded to include the following:

(a)	Manuel Rendon,

(b)	Manuel E. Menendez

(c)	Dan Younkman

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of shareholders holding a majority the shares of the Corporation.

Section 9. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

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Section 10. Quorum and Voting. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, a quorum of the Board of Directors must include Manuel Rendon, provided that he remains a shareholder and is not incapacitated, intentionally unavailable, or intentionally unresponsive (despite reasonable efforts by the Board of Directors) for at least five (5) consecutive business days without notice. Furthermore, no corporate action or resolution of the Board of Directors shall be effective or approved without the affirmative vote or written consent of Manuel Rendon, so long as he is then serving as a director and is not incapacitated or unresponsive as provided above. In the event that Manuel Rendon is incapacitated or unresponsive beyond the period described above, the remaining directors may take action by majority vote until such time as he is able to participate.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his, her or their votes are counted for such purpose, if:

(a)            The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b)           The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; and

(c)            The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12. Annual Budget. The Board of Directors shall adopt a budget for the Company at least once per fiscal year, provided that, in the event that the Board of Directors fails to pass a budget, the Company shall adopt the prior year’s budget increased by the greater of (a) twenty percent (20%), (b) the percentage that Company revenues increase from the prior fiscal year, or (c) the percentage that the Company’s valuation increased from the prior fiscal year. Notwithstanding the foregoing, until such time as a new Board of Directors is duly constituted, the annual budget shall be presented by the President for review by the shareholders at the annual meeting of shareholders, and the President shall have full authority to implement and administer the budget following such shareholder review.

Section 13. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Delaware, including without limitation by electronic means.

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Section 14. Time, Notice and Call of Meetings. Section 13. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held at times and places specified by the Board of Directors with notice of the date, time, place or purpose of the meeting. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director and all shareholders at least five (5) business days before the meeting. The notice shall describe the purpose of the special meeting. In addition to any other regular meetings, a regular meeting of the Board of Directors shall be held, without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. Notice of Regular Meetings and Special Meetings of the Board of Directors shall be provided to all shareholders as prescribed in this Section 14 and, except for Board meetings that involve matters of attorney-client privilege, Shareholders shall be permitted to observe, but not participate in, Board meetings, provided that, and Shareholders that are disruptive or attempt to participate in such Board Meeting can be expelled from such meeting by the Directors.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

The business to be transacted at, and the purpose of, any regular or special meeting of the Board of Directors shall be specified in the notice, but need not be specified waiver of notice, of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chairman of the board, by the president of the Corporation, or by any two directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 15. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by a majority of the directors, or all the members of the committee, as the case may be. Such consent shall have the same effect as a majority vote and may be described as such in any document, provided that, a request for written consent pursuant to this Section 15 shall provide no less than seven (7) days for a director to consider the action requested.

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Section 16. Advisory Directors. The Board of Directors shall have the authority to elect a board of outside directors consisting of two members initially, which number can be increased or decreased by a vote of the shareholders. The outside directors shall not be shareholders or officers of the Corporation, and shall not have voting powers, but rather are to act in the capacity of consulting and advising the Board of Directors at their invitation.

Section 17. Non-Capital Dilution. In the event that the Corporation desires to issue shares for less than the fair market value consideration for such shares (as determined by the Board) to attract new (as in not currently employed) executives, officers, or other key employees for the Corporation, and such shares would be dilutive to the existing Shareholders, then such issuance must be approved by a 2/3rds majority of the Board. Until the Board of Directors is expanded beyond a single member, no such equity compensation issuance shall be made by the Corporation under this Section unless approved by a majority of the shareholders.

Section 18.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of this Corporation shall consist of a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors, and shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.

Any two or more offices may be held by the same person. The failure to elect any officer shall not affect the existence of this Corporation. The Board of Directors may elect a Chairman of the Board to preside at its meetings, if it sees fit to do so.

Section 2. Duties. The officers of this Corporation shall have the following duties:

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors. To the extent that any position has been approved by the Board of Directors, then the President shall be entitled to interview and hire candidates for such position with discretion over the terms of such employment provided that such terms are in accordance with the approved budget. Notwithstanding any other provision in these Bylaws, the President specifically shall have the authority and discretion to take the following actions without consent of the Board of Directors (a) any actions or agreements that are in the ordinary course of the Corporation’s business; (b) any actions or agreements that are either (i) that are within the amounts allocated in the Budget, or (ii) to the extent not allocated for in the Budget, that do not impose obligations on the Corporation in excess of $200,000 per annum (provided that, the Board of Directors shall evaluate this amount on an annual basis, and shall have the power and authority to increase such contingency amount in proporation to the increase, if any, in the Company’s valuation. , or (c) hiring and firing of employees that do not earn more than $150,000.00 per annum inclusive of benefits, provided that, (1) this does discretion does not include equity compensation, and (2) the candidate has the appropriate background and experience for such position. The threshold amounts listed above (b) and (c) are based on a current valuation of $40,000,000.00 USD, and shall increase in proportion to the growth in the Company’s valuation. The President shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors. Manuel Rendon is the current President of the Company and will continue to serve in such capacity until removed by the Board of Directors or his resignation.

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The Vice President(s), ranked at set forth by the Board of Directors, shall have the powers and perform such duties as may be delegated by the Board of Directors. In case of the death, absence, or inability of the President to act, except as may be expressly limited by action of the Board of Directors, the Vice President may perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, in such case, concurrently with the President, shall at all times have the power to execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall prepare the minutes of all meetings of the shareholders and Board of Directors, shall authenticate records of the Corporation; send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the board at any time with or without cause.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Resignation of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

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Section 5. President Conflicts of Interest. No contract or other transaction between this Corporation and the President or any other corporation, firm, association or entity in which the President is interested, shall be either void or voidable because of such relationship or interest or because the President authorizes, approves or ratifies such contract or transaction or because his, her or their votes are counted for such purpose, if:

(a)            The fact of such relationship or interest is disclosed to the Board of Directors at least 10 days prior the Company’s execution or performance of such contract or transaction; and

(b)            If shareholder consent is required for the contract or other transaction, the fact of such relationship or interest is disclosed to the shareholders entitled to so vote (or to such Shareholder’s proxy holder, if applicable) least 10 days prior the Company’s execution or performance of such contract or transaction; and

(c)            The contract or transaction is fair and reasonable to the Corporation and is on terms which are competitive and comparable with terms charged and/or received by the Corporation by independent third-parties.

ARTICLE IV. SHARES. STOCK CERTIFICATES. TRANSFER RESTRICTIONS

Section 1. Issuance. The Corporation does not certificate its shares and ownership of the Corporation shall be recorded on the stock ledger and related transfer books of the Corporation by the holder of record thereof or by his or her legal representative, provided that, the Board of Directors may cause the Corporation to certificate its shares, in which event every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.

Before the Corporation issues shares, the Board of Directors must determine that the consideration received for shares to be issued is adequate. The determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. When it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

Section 2. Form. If the Board of Directors votes to certificate the shares, then certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

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If this Corporation is authorized to issue shares of more than one class or more than one series of any class, and the Board of Directors votes to certificate the shares, then every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions. Each certificate for shares, if any, issued by the Corporation shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES EXCHANGE ACT, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND (III) IN COMPLIANCE WITH THE RESTRICTIONS CONTAINED IN THE CORPORATION’S BYLAWS.”

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 3. Transfer of Stock. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 4. Lost, Stolen, or Destroyed Certificates. If the Board of Directors votes to certificate the shares, the Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

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Section 5. Transfer of Shares. Shares of the Corporation may be transferred by any shareholder to any person or entity at any time without the need for any consent or approval of the Board of Directors or any officer of the Corporation; provided, however, that no transfer of shares shall be valid unless such transfer is made in compliance with all applicable federal and state securities laws and regulations. The Corporation may also require, as a condition to any transfer of shares, that the proposed transferee agree in writing to be bound by any existing shareholders’ agreement and by any applicable provisions of these Bylaws.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. BOOKS, RECORDS AND REPORTS

Section 1. Books, Records and Reports. This Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

This Corporation shall maintain accurate accounting records.

This Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

This Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

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This Corporation shall keep a copy of the following records:

(a)            Its articles or restated Articles of Incorporation and all amendments to them currently in effect;

(b)	Its Bylaws or restated Bylaws and all amendments to them currently in effect;

(c)            Resolutions adopted by its Board of Directors creating one or more classes or series and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d)           The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three (3) years;

(e)            Written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years, including the financial statements furnished to shareholders for the past three (3) years;

(f)	A list of the names and business street addresses of its current directors and officers; and

(g)	Its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. Any shareholder of this Corporation or his or her designated agent or attorney is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder (a) has made a good faith demand and for a proper purpose; (b) has described with reasonable particularity his or her purpose and the records he or she desires to inspect; (c) has requested records which are directly connected with his or her purposes; and (d) he or she has given the Corporation written notice of his or her demand at least ten (10) business days before the date on which he or she wishes to inspect and copy:

(a)            Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;

(b)	Accounting records of the Corporation;

(c)	The record of shareholders; and

(d)	any other books and records.

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This Corporation may deny any demand for inspection if the demand is made for an improper purpose, or if the demanding shareholder has within two (2) years preceding his or her demand sold or offered for sale any list of shareholders of the Corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the Corporation or any other corporation. A "proper purpose" means a purpose reasonably related to such person's interest as a shareholder.

The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder.

Section 3. Financial Information. Unless otherwise provided by a resolution of the shareholders, not later than twenty (20) days after the Corporations receipt of written request by a Shareholder, this Corporation shall make available in digital format on its website, the most current annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his or her report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the Corporation's accounting records:

(a)           Stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b)           Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent pursuant to law otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

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If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

ARTICLE VII. DISTRIBUTIONS, SHARE DIVIDENDS AND SHARE OPTIONS

Section 1. Distributions. The Board of Directors of this Corporation may, from time to time, authorize and the Corporation may pay distributions to the shareholders. A distribution is a direct or indirect transfer of money or other property (except a Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of the shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

No distribution may be made if, after giving it effect:

(a)            The Corporation would not be able to pay its debts as they become due in the usual course of business; or

(b)            The Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), it is the date the Board of Directors authorizes the distribution.

The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

Section 2. Share Options. Unless the Articles of Incorporation provide otherwise, the Corporation may issue rights, options, or warrants for the purchase of its shares. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

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The terms and conditions of stock rights and options which are created and issued by the Corporation, or its successor, and which entitle the holders thereof to purchase from the Corporation shares or any class or classes, whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the Corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the Corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

ARTICLE VIII. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed, or an impression, or other type seal.

ARTICLE IX. FISCAL YEAR

The fiscal year of the Corporation shall, by resolution, be determined by the Board of Directors.

ARTICLE X. INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

Section 1. Action Against Party Because of Corporate Position. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such claim, action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct unlawful. The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, did not derive personal financial gain, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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Section 2. Action by or in the Right of Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action, or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

Section 3. Reimbursement if Successful. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Sections 1 or 2 of this Article X, or in defense of any claims, issue, or matter therein, he or she shall be indemnified against expenses (including reasonable third-party attorneys' fees inclusive of any appeal) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit, or proceeding.

Section 4. Authorization. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 5. Advanced Reimbursement. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

Section 6. Indemnification Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Where such other provision provides broader rights of indemnification than these Bylaws, said other provision shall control.

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Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 8. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (including appeals) by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation. Expenses (including reasonable attorneys’ fees) incurred in defending any such action shall be paid by the Corporation in advance of the final disposition, upon receipt of an undertaking by or on behalf of the person to repay such amount if it is ultimately determined they are not entitled to indemnification.

ARTICLE XI. AMENDMENT

These Bylaws may be repealed or amended, and new bylaws may be adopted, by the Board of Directors with consent of shareholders holding a majority the shares of the Corporation.

ARTICLE XII. EMERGENCY BYLAWS

Section 1. Emergency Bylaws. The Board of Directors may adopt bylaws to be effective only in an emergency. An emergency exists for the purposes of this section if a quorum of the Corporation's directors cannot readily be assembled because of some catastrophic event. The emergency bylaws, which are subject to amendment or repeal by the shareholders, may make all provisions necessary for managing the Corporation during an emergency, including:

(a)	Procedures for calling a meeting of the Board of Directors;

(b)	Quorum requirements for the meeting; and

(c)	Designation of additional or substitute directors.

Section 2. Line of Succession. The Board of Directors, either before or during such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation are for any reason rendered incapable of discharging their duties.

Section 3. Governing Bylaws. All provisions of these Bylaws consistent with the emergency bylaws remain effective during the emergency. The emergency bylaws are not effective after the emergency ends.

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Section 4. Effect of Corporation Action. Corporate action taken in good faith in accordance with the emergency bylaws:

(a)	Binds the Corporation; and

(b)	May not be used to impose liability on a corporate director, officer, employee, or agent.

ARTICLE XIII. FORUM SELECTION BYLAW.

Unless the Board of Directors of the Corporation consents in writing to the selection of an alternative forum, the circuit courts in Seminole County, Florida shall be the sole and exclusive forum for “all internal corporate claims”. For purposes of this Article XIII, “internal corporate claims” means claims (i) that are based upon a violation of a duty by a current or former director, officer or stockholder in such capacity, and (ii) between shareholders of the Corporation if the dispute is with respect to Corporation. For clarity “internal corporate claims” shall not include any complaint asserting a cause of action arising under the federal securities laws of the United States of America.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.”

[Signature page to follow]

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THE UNDERSIGNED HEREBY adopts and approves the foregoing Bylaws of TIMEPLAST INC.

Date:	July 1, 2025

TIMEPLAST INC.

By:	/s/ Manuel Rendon
Manuel Rendon, President

(CORPORATE SEAL)

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